SECURITIES AND EXCHANGE COMMISSION

                      Washington, D. C.  20549

                           FORM 8-K(A)
                       Amendment Number 1

                        CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported): August 26, 1996

                     VERSUS TECHNOLOGY, INC.

        (Exact name of registrant as specified in its charter)


        Delaware               0-17500           22-2283745

(State of other jurisdiction   (Commission     (IRS Employer
  of incorporation)          File Number)  Identification Number)


2320 W. Aero Park Ct., Traverse City, Michigan  49686

(Address of principal executive offices)      (Zip Code)


Registrant`s telephone number, including area code:(616) 946-5868


(Former name or former address, if changed since last report.)

                              N/A


This report amends Form 8-K filing on September 11, 1996.

Item 7.   Financial Statements and Exhibits

     (a) Financial Statements of Olmsted on Form 8-K amended to provide as follows:

         Independent Auditor`s Report, Audited Balance Sheet,
         Statements of Income and Cash Flows for fiscal year ended September 30, 1995.




















OLMSTED ENGINEERING, CO.

Financial Statements

September 30, 1995

(With Independent Auditors` Report Thereon)
































Independent Auditors` Report



The Board of Directors and Stockholders
Olmsted Engineering, Co.:


We have audited the accompanying balance sheet of Olmsted Engineering, Co. as of September 30, 1995, and the related statements of operations, stockholders` equity, and cash flows for the year ended September 30, 1995. These financial statements are the responsibility of the Company`s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Olmsted Engineering, Co. as of September 30, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



KPMG PEAT MARWICK LLP


August 16, 1996
Princeton, New Jersey



OLMSTED ENGINEERING,CO.

Balance Sheet

September 30, 1995

=============================================================
Assets
_____________________________________________________________
Current assets:
     Cash and cash equivalents                    $   59,393
     Trade accounts receivable, net of allowance
            for doubtful accounts of $10,772
            (note 9)                                 269,923
     Notes receivable, net (note 1)                   17,537
     Prepaid expenses and other assets                 6,199
_____________________________________________________________
Total current assets                                 353,052
_____________________________________________________________
Property and equipment (note 2)                      317,986
Accumulated depreciation and amortization            206,882
_____________________________________________________________
Net property and equipment                           111,104
_____________________________________________________________
Other assets:
      Notes receivable, net (note 1)                  22,989
      Investment in affiliate (note 9)               101,978
      Software development costs, net of accumulated
          amortization of $868,974 (note 1)          372,363
_____________________________________________________________
                                                  $  961,486
=============================================================























============================================================
Liabilities and Stockholders` Equity
____________________________________________________________
Current liabilities:
     Accounts payable                            $   77,361
     Accrued expenses                                49,790
     Line-of-credit (note 3)                        142,098
     Notes payable (note 4)                          78,139
____________________________________________________________
Total current liabilities                           347,388
____________________________________________________________

Commitments and contingencies

Stockholders` equity (note 5):
     Common stock, $.01 par value, authorized
           500,000 shares issued 412,944 shares       4,129
     Preferred stock, $100 par value, authorized
           30,000 shares: issued 24,096 shares     2,409,600
     Preferred stock Series A, $100 par value,
           authorized 10,000 shares: issued
           1,500 shares                              150,000
     Additional paid-in capital                      359,549
     Accumulated deficit                          (2,309,180)
_____________________________________________________________
Total stockholders` equity                           614,098
_____________________________________________________________
Commitments and contingencies (notes 7, 10 and 12)
                                                  $  961,486
=============================================================
See accompanying notes to financial statements.


OLMSTED ENGINEERING, CO.

Statement of Operations

Year ended September 30, 1995

============================================================

Net sales                                       $ 1,540,659
Costs of sales                                      680,764
____________________________________________________________

Gross profit                                        859,895

Selling and administrative expenses                 689,971
____________________________________________________________

Operating income                                    169,924

Gain from sale of equipment                             916
Interest income                                       3,877
Interest expense                                    (24,781)
____________________________________________________________

Income before income taxes                          149,936

Income taxes (note 8)                                68,614
____________________________________________________________

Net income                                      $    81,322
============================================================

See accompanying notes to financial statements



OLMSTED ENGINEERING, CO.

Statement of Stockholders` Equity

Year ended September 30, 1995

================================================================================================================

                                                                    Preferred  Additional
                                Common          Preferred               Stock     paid-in   Accumulated
                      Shares    Stock   Shares      Stock    Shares  Series A     capital       deficit   Total
________________________________________________________________________________________________________________
Balance at
 September 30, 1994  343,333  $ 3,433   24,096  $ 2,409,600   1,500  $ 150,000   304,849    (2,390,502)  477,380

Issuance of
common stock          69,611      696    -            -        -        -         54,700        -         55,396
Net income              -        -       -            -        -        -          -            81,322    81,322
________________________________________________________________________________________________________________

Balance at
 September 30, 1995  412,944  $ 4,129   24,096  $ 2,409,600   1,500  $ 150,000   359,549    (2,309,180)  614,098
================================================================================================================

See accompanying notes to financial statements





OLMSTED ENGINEERING, CO.

Statement of Cash Flows

Year ended September 30, 1995

===========================================================================
Cash flows from operating activities:
     Net income                                                $    81,322
     Adjustments to reconcile net income to net cash provided
        by operating activities:
              Bad debts                                             54,801
              Depreciation and amortization                        151,444
              Deferred income taxes                                 50,550
              Gain on sale of equipment                               (916)
              Stock issued as compensation                          25,000
              Changes in operating assets and liabilities:
                  Increase in accounts receivable                 (223,804)
                  Increase in notes receivable                     (13,012)
                  Decrease in prepaid expenses and other assets      3,602
                  Increase in accounts payable                      34,517
                  Increase in accrued expenses                      39,937
___________________________________________________________________________

Net cash provided by operating activities                          203,441
___________________________________________________________________________

Cash flows from investing activities:
     Purchases of property and equipment                           (74,683)
     Proceeds from sale of equipment                                 5,132
     Investment in affiliate                                      (101,978)
___________________________________________________________________________








Net cash used in investing activities                             (171,529)
___________________________________________________________________________

Cash flows from financing activities:
     Proceeds from issuance of stock                                30,396
     Net repayments on line-of-credit                              (50,009)
     Repayments of notes payable                                   (18,990)
___________________________________________________________________________

Net cash used in financing activities                              (38,603)
___________________________________________________________________________

Net decrease in cash and cash equivalents                           (6,691)

Cash and cash equivalents, beginning of year                        66,084
___________________________________________________________________________

Cash and cash equivalents, end of year                         $    59,393
===========================================================================

Supplemental disclosure of cash flow information:
    Cash paid during the year for interest                     $    20,564
    Cash paid during the year for income taxes                       2,800
===========================================================================

See accompanying notes to financial statements.



(1)     Summary of Significant Accounting Policies

     Description of Business

Olmsted Engineering, Co. (the Company) was incorporated in
1976, in the State of Michigan, and writes complex software programs for the computer-aided design and computer-aided manufacturing (CAD/CAM) industry. The Company resells its own and third party software, and services system needs throughout North America. The Company also provides software programming services to an affiliated Company.

     Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits. For the purpose of the Statement of Cash Flows, the Company classifies all highly liquid investments with maturity of three months or less at the time of purchase as cash equivalents.

     Investment in Affiliate

Investment in affiliate consists of marketable securities of a company affiliated through common ownership and control and is accounted for under the equity method. See note 9.

     Trade Accounts Receivable

Trade accounts receivable arise from the Company`s sales of its own and third party software and the performance of programming services and are stated net of allowance for doubtful accounts of $10,772 as of September 30, 1995.

     Notes Receivable

In connection with certain sales of software, the Company has installment notes receivable totaling $40,526 at September 30, 1995, which has been reduced by an allowance of for doubtful accounts of $9,397. The notes are due in various payment terms, carry interest at rates of approximately 8.0 percent, and mature at various dates through June 1999.

     Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets which range from 5 to 7 years. The costs of leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the lease term.


     (1)     Continued

     Revenue Recognition

Revenue from software product sales is recognized when the related goods are shipped and the obligations of the Company have been satisfied. Revenues from maintenance agreements and programming services are recognized as earned.

     Software Development Costs

During the year ended September 30, 1989, the Company capitalized certain costs related to the development of the Company`s ACU.CARV software. The costs were capitalized after the Company established commercial and technical feasibility for the product in accordance with Statement of Financial Accounting Standard No. 86, Accounting for
Software Development Costs. Amortization of these costs commenced when the product was made available for general release to customers and is being computed using the straight-line method over a period of ten years.

     Income Taxes

The Company is subject to federal and state income taxes on its net annual earnings.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.
Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income during the period that includes the enactment date.

     Concentration of Risks

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of trade accounts receivable and notes receivable. The Company extends uncollateralized credit to customers, substantially all of whom are in businesses in the trade area.

     Pervasiveness of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     (2)     Property and Equipment

Property and equipment consisted of the following:

Computer equipment                                           $ 193,857
Office equipment                                                36,412
Shop equipment                                                  22,274
Vehicles                                                        24,724
Leasehold improvements                                          40,719
-----------------------------------------------------------------------

                                                               317,986

Accumulated depreciation and amortization                     (206,882)
-----------------------------------------------------------------------
Net property and equipment                                   $ 111,104

=======================================================================


     (3)     Line-of-Credit

The Company has an outstanding balance of $142,098 at September 30, 1995 on a $250,000 line-of-credit facility from a bank. The line-of-credit bears interest at prime plus 1.5 percent (9.0 percent as of September 30, 1995), payable monthly. The line-of-credit is secured by all the assets of the Company and by certain marketable securities and bonds owned by a former stockholder.















     (4)     Notes Payable

Notes payable consisted of:

Notes payable - individual:
     $1,400 per month which includes interest at 8.9%
     per annum, unsecured                                      $  3,394
Note payable - stockholder:
     Demand note bearing interest at 6% per annum,
     unsecured                                                   74,745
-----------------------------------------------------------------------

                                                               $ 78,139
-----------------------------------------------------------------------


     (5)     Capital Stock

The outstanding capital stock of the Company at September
30, 1995 consisted of 1,500 shares of preferred stock
Series A, 24,906 shares of preferred stock, and 412,944 shares of common stock.

     (5)     Continued

Each share of preferred stock Series A is: (1)entitled to an annual dividend of 10 percent, non-cumulative,
(2)entitled to liquidation preferences above all other classes of stock, (3)not entitled to vote, except in certain circumstances, and (4)redeemable in whole or part by the Company through cash equal to the par value of such shares plus an amount equal to all dividends thereon declared but unpaid as of the date fixed for redemption.

Each share of preferred stock is: (1)Entitled to an annual dividend of 5 percent, non-cumulative, (2)Entitled to liquidation preferences above the class of common stock,
(3)not entitled to vote, except in certain circumstances, and (4)redeemable in whole or part by the Company through cash equal to the par value of such shares plus an amount equal to all dividends thereon declared but unpaid as of the date fixed for redemption.

As of September 30, 1995, the Company has granted to stockholders, options to purchase 85,000 shares of its common stock at price of $2.00 per share. These options may be exercised at any time and expire on December 1, 1996.


     (6)     Defined Contribution Plan

The Company sponsors a defined contribution plan, available to substantially all employees. Participants may contribute from 1 percent to 15 percent of their annual compensation to the plan subject to IRS limitations. The
Company does not make any matching contributions to the plan.


     (7)     Leases

The Company is obligated under a non-cancelable operating lease for office space. The lease is for a three-year term and expires in March 1996. Rental expense under this lease was $48,000 for fiscal year 1995. Future minimum lease payments under operating leases as of September 30, 1995 are $24,000 which is due in the year ending September 30, 1996.

     (8)     Income Taxes

Income taxes for the year ended September 30, 1995 consisted of:

                                           Current    Deferred    Total

U.S. Federal                            $  -          50,550      50,550
State                                      18,064                 18,064
-------------------------------------------------------------------------
                                        $  18,064     50,550      68,614
=========================================================================

Income tax expense for the year ended September 30, 1995 differed from the amounts computed by applying the U.S.
federal income tax rate of 34 percent to pretax income primarily due to the impact of state taxes and meals and entertainment expense disallowances.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at September 30, 1995 are as follows:

Deferred tax
asset:
       Net operating loss carryforwards                      $ 823,000
       Less valuation allowance                               (692,000)
-----------------------------------------------------------------------

Deferred tax assets, net of valuation allowance                131,000
-----------------------------------------------------------------------

Deferred tax
liabilities:
       Furniture and equipment                                   5,000
       Software development costs                              126,000
-----------------------------------------------------------------------
Total deferred
liabilities                                                     131,000
------------------------------------------------------------------------

Net deferred tax
assets                                                        $  -
========================================================================
As of October 1, 1994, the Company had recorded approximately $50,550 as a net deferred tax asset arising primarily from net operating losses which the Company believed were more-likely-than not to be recoverable. This net deferred tax asset was composed of deferred tax assets in excess of deferred liabilities of approximately $741,000 less a valuation allowance of approximately $690,450. The full amount of this deferred tax asset was realized during the year ended September 30, 1995 as a reduction of the current income tax liability.


     (8)     Continued

As of September 30, 1995, the Company has recorded a valuation allowance of $692,000 against its deferred tax assets. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of September 30, 1995, management of the Company believes that it is more likely than not that these deferred tax assets will not be realized.

At September 30, 1995, the Company has net operating loss carryforwards for federal income tax purposes of approximately $2,243,000 which are available to offset future federal taxable income, if any, through 2010.


     (9)     Related Party Transactions

The Company obtains a substantial portion of its sales from Versus Technology, Inc. (Versus) which is affiliated through common ownership and management control. During the year ended September 30, 1995, the Company made sales to Versus of $709,000 and had related receivables at year-end of $198,000.

In July 1995, the Company made a loan of $100,000 to Versus secured by a promissory note bearing interest of 8 percent due in semi-annual installments. The Company also received warrants to purchase 50,000 shares of the common stock of Versus at a price of $0.50 per share. The warrants are exercisable on January 1, 1996 and expire on June 30, 2000.
On September 29, 1995, the Company converted its $100,000 promissory note and related accrued interest of $1,978 into 509,889 shares of the common stock of the Versus.

The Company accounts for its investment in Versus common stock under the equity method of accounting as the Company has the ability to significantly influence the operations of Versus through common management and members of the board of directors. As the shares were acquired on September 29, 1995, the earnings/losses from this investment for the year ended September 30, 1995 were not significant.


     (10)     Contingencies

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Company.


     (10)     Continued

The Company is a co-defendant with one of the Company`s officers in stockholder litigation pending in Michigan
Circuit Court, wherein the plaintiffs alleged that the Company and the officers reneged on oral promises made in connection with a private placement of the Company`s common stock to the plaintiffs. Damages have not been specified.
The Company and the Company`s officer deny the allegations and intend to defend against the claim.


     (11)     Fair Value of Financial Instruments

The following table represents the carrying amounts and the estimated fair values of the Company`s financial instruments at December 31, 1995 in accordance with Statement of Financial Accounting Standards No. 107,
Disclosure About Fair Value of Financial Instruments.

                                               1995
                                         --------------------------
                                               Carrying      Fair
                                               Amounts       Value
-------------------------------------------------------------------

Financial
assets:
    Cash and cash equivalents               $  59,393        59,393
    Trade accounts receivable                 269,923       269,923
    Notes receivable                           40,526        40,526
    Investment in affiliate                   101,978       245,000

Financial
liabilities:
    Accounts payable                           77,361        77,361
    Accrued expenses                           49,790        49,790
    Line-of-credit                            142,098       142,098
    Notes payable                              78,139        78,139

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and cash equivalents, trade accounts receivable, accounts payable, line-of-credit, and notes payable: the carrying amounts approximate fair values because of the relatively short duration of those instruments.

Notes Receivable: The fair value is estimated as the future expected cash flows discounted by a market rate of interest.

Investment in affiliate: The fair value is estimated based upon the quoted market price of the Versus common stock.


     (12)     Pending Business Combination

In August 1995, the Company entered into an agreement with Versus, wherein the Company has the right to merge into Versus in exchange for Versus common stock. The
Company`s right to merge into Versus expires on July 31, 1997, or within a sixty days of quarterly filings made with the Securities and Exchange Commission, in which Versus meets certain financial goals. The merger is subject to certain conditions, including the receipt of an independent valuation of the Company and approval from the majority stockholder.





     (b) Pro forma Consolidated Financial Statements for
Versus Technology, Inc. and Olmsted Engineering, Co. on Form
8-K amended to provide as follows:

        Unaudited Consolidated Balance Sheet and Statement of
        Operations for fiscal year ended October 31, 1995, and for the nine months ended July 31, 1996.

     On August 26, 1996, a wholly-owned subsidiary of the Registrant, was merged into Olmsted Engineering Co.
(`Olmsted`) The Registrant received the shares of Olmsted in exchange for a net consideration of 6,000,000 shares of the Registrant`s common stock.
     The occurrence of the merger was conditioned, inter alia, on the Registrant`s raising at least $4,500,000 net of commissions through a private placement of its common stock. As of the date of the merger, the Registrant closed the sale of 11,335,000 shares of common stock in a private offering to accredited investors at a price of $.5 per share. Because the merger was contingent upon that financing, the private placement is included in pro forma financial information.
     While the private placement and the merger were completed on August 26, 1996, the unaudited pro forma financial information is presented as if the private placement and the merger had occurred before the fiscal period for the income statements and as of the balance sheet date for the balance sheet.
Versus` and Olmsted as fiscal year ends were September 30, 1995 and October 31, 1995, respectively. Versus` and Olmsted`s interim fiscal nine month ends were June 30 and July 31, 1996, respectively. Pro forma financial statements assume that each company had the same fiscal periods, as the one month difference was not considered to be material.

Other pro forma assumptions:

1. Historical pro forma financial statements are based on conditions that existed as of August 26,1996.
2. Pro forma financial statements assumes completion of the Private Placement and the consummation of the merger as if the private placement and the merger occurred before the fiscal period for the income statements and as of the balance sheet date for the balance sheets.
3. The book value of Olmsted Engineering Co.`s assets on August 26, 1996 is equal to the fair market value.
4. Stock options and warrants are not included in pro forma earnings per share calculation due to anti-dilutive effect on pro forma loss years.
5. Earnings per share was calculated based on pro forma consolidated weighted average shares outstanding of 22,785,430, and 36,045,003 in fiscal 1995 and fiscal 9 months ended July 31, 1996, respectively.
6.   Assumed full exchange of six million shares.
     shares


                  VERSUS TECHNOLOGY, INC. AND OLMSTED ENGINEERING CO.
                         Pro Forma Consolidated Balance Sheet
                                October 31, 1995

==========================================================================================================
                                A S S E T S

                                       Versus         Olmsted          Debit        Credit     Pro Forma
Current Assets                         10/31/95       9/30/95    Eliminating/Adj.   Entries   Consolidated
__________________________________________________________________________________________________________
Cash and Cash equivalents             $1,998,000    $ 59,000     $5,251,000(3)                  $7,308,000
 Trade Accounts Receivable (net of
    allowance for doubtful accounts)      88,000     270,000                      183,000(5)       175,000
 Notes receivable - current                           18,000                                        18,000
 Assets held for sale                      3,000        -                                            3,000
 Inventories                              11,000        -              -                            11,000
 Prepaid expenses and other
    current assets                        79,000       6,000                                        85,000
__________________________________________________________________________________________________________
           Total current assets        2,179,000     353,000      5,251,000       183,000        7,600,000

Investment in Olmsted                                             3,255,000(1)  3,255,000(2)           -
Investment in Versus                      -          102,000                      102,000(4)           -
Property and equipment - net               3,000     111,000                                       114,000
Deferred charges and
    other assets (net)                   253,000     395,000                                       648,000
Goodwill                                                          2,794,000(2)                   2,794,000
__________________________________________________________________________________________________________
          Total assets                $2,435,000    $961,000    $11,300,000    $3,540,000      $11,156,000
==========================================================================================================






                                       LIABILITIES AND SHAREHOLDERS` EQUITY
==========================================================================================================
                                                                        Debit         Credit   Pro Forma
   Current liabilities:                        Versus     Olmsted   Eliminating/Adj  Entries  Consolidated

Accounts payable                             $508,000  $ 77,000     $183,000(5)                $  402,000
  Accrued expenses                            395,000    50,000                     40,000(3)     485,000
  Line-of-credit                                        142,000                                   142,000
  Deferred revenue                              9,000                                               9,000
  Deferred gain - current
  Notes payable, current portion              110,000    78,000                                   188,000
__________________________________________________________________________________________________________
     Total current liabilities              1,022,000   347,000      183,000        40,000      1,226,000
  Notes payable, long term                    339,000                                             339,000
__________________________________________________________________________________________________________
     Total liabilities                      1,361,000   347,000      183,000        40,000      1,565,000

Shareholders` equity
  Common stock, $.01 par
  25,000,000 shares authorized,                                                   $100,000(3)
  18,910,697 o/s                              190,000                               65,000(1)     355,000
  Common stock, $.01 par value
    500,000 shares:  issued 412,944
      shares                                              4,000        4,000(2)
  Treasury Stock                                                     102,000(4)    102,000(2)          -
  Preferred Stock $100 par value,
    authorized 30,000 shares:
    issued 24,096 shares                              2,409,000    2,409,000(2)                        -
  Preferred Stock, Series A, $100 par
    value, authorized 10,000 shares:
    issued 1,500 shares                                 150,000      150,000(2)                      -
  Additional paid-in capital               23,410,000   360,000      360,000(2)  3,190,000(1)  31,711,000
                                                                                 5,111,000(3)   5,111,111
  Paid in Capital from Treasury Stock                                               51,000(2)      51,000
Accumulated deficit                       (22,526,000) (2,309,000)               2,309,000(2) (22,526,000)

__________________________________________________________________________________________________________
   Total shareholders` equity              1,074,000    614,000    3,025,000    10,928,000      9,591,000

   Total liability & shareholders equity  $2,435,000  $ 961,000   $3,208,000   $10,968,000    $11,156,000

==========================================================================================================

1           Eliminating entry to adjust for purchase of 100% equity interest in Olmsted Engineering.
2           Goodwill generated by offsetting purchase price of Olmsted (6,000,000 common shares @$.50  +
            509,888 treasury shares @ $.50 = $3,254,944) against FMV of Olmsted`s net assets ($614,000)
            and consequent elimination of Olmsted`s equity.
3           Gross proceeds of $5,667,500 net of from offering net of commission and expenses of $456,818 with offsetting entries
            to Common Stock and Additional Paid-In-Capital.
4           Retirement into treasury stock of shares of Versus held by Olmsted.
5           Elimination entry to adjust for inter-company receivables and payables.




                  VERSUS TECHNOLOGY, INC. AND OLMSTED ENGINEERING CO.
                         Pro Forma Consolidated Balance Sheet
                                   July 31, 1996

==========================================================================================================
                                     A S S E T S

                                         Versus       Olmsted          Debit        Credit     Pro Forma
Current Assets                           7/31/96      6/30/96    Eliminating/Adj.   Entries   Consolidated
__________________________________________________________________________________________________________
Cash and Cash equivalents             $  223,000    $119,000     $5,251,000(3)                 $5,593,000
 Cash held for appeal                    207,000                                                  207,000
 Trade Accounts Receivable (net of
    allowance for doubtful accounts)      67,000     191,000                       41,000(5)      217,000
 Notes receivable - current                           55,000                                       55,000
 Assets held for sale                      3,000        -                                           3,000
 Inventories                              45,000       3,000                                       48,000
 Prepaid expenses and other
    current assets                       114,000       4,000                                      118,000
__________________________________________________________________________________________________________
           Total current assets          659,000     372,000      5,251,000        41,000       6,241,000

Investment in Olmsted                                             3,255,000(1)  3,255,000(2)          -
Investment in Versus                      -          102,000                      102,000(4)          -
Property and equipment - net              65,000     397,000                                      462,000
Deferred charges and
    other assets (net)                   273,000                                                  273,000
Goodwill                                                          2,747,000(2)                  2,747,000
__________________________________________________________________________________________________________
          Total assets                $  997,000  $  871,000    $11,253,000    $3,398,000     $ 9,723,000
==========================================================================================================






                                       LIABILITIES AND SHAREHOLDERS` EQUITY
==========================================================================================================
                                                                        Debit         Credit   Pro Forma
   Current liabilities:                        Versus     Olmsted   Eliminating/Adj  Entries  Consolidated

Accounts payable                             $287,000  $  9,000     $ 41,000(5)                $  255,000
Accrued expenses                              377,000    26,000                     40,000(3)     443,000
Line-of-credit                                           89,000                                    89,000
Other liabilities                               4,000                                               4,000
Notes payable, current portion                 50,000                                              50,000
__________________________________________________________________________________________________________
   Total current liabilities                  718,000   124,000       41,000        40,000        841,000

Notes payable, long term                      339,000    75,000                                   414,000
Other                                                    11,000                                    11,000
__________________________________________________________________________________________________________
   Total liabilities                        1,057,000   210,000       41,000        40,000      1,266,000

Shareholders` equity
  Common stock, $.01 par
  25,000,000 shares authorized,                                                   $100,000(3)
  18,910,697 o/s                              189,000                               65,000(1)     355,000
  Common stock, $.01 par value
    500,000 shares:  issued 412,944
      shares                                              4,000        4,000(2)
  Treasury Stock                                                     102,000(4)    102,000(2)          -
  Preferred Stock $100 par value,
    authorized 30,000 shares:
    issued 24,096 shares                              2,410,000    2,410,000(2)                        -
  Preferred Stock, Series A, $100 par
    value, authorized 10,000 shares:
    issued 1,500 shares                                 150,000      150,000(2)                      -
  Additional paid-in capital               23,484,000   359,000      359,000(2)  3,190,000(1)
                                                                                 5,111,000(3)  31,785,000
  Paid in Capital from Treasury Stock                                               51,000(2)      51,000
Accumulated deficit                       (23,733,000) (2,262,000)               2,262,000(2) (23,733,000)

__________________________________________________________________________________________________________
   Total shareholders` equity                (59,000)   661,000   3,025,000     10,881,000      8,457,000

   Total liability & shareholders equity  $  997,000 $  871,000  $3,066,000    $10,921,000    $ 9,723,000

==========================================================================================================

1           Eliminating entry to adjust for purchase of 100% equity interest in Olmsted Engineering.
2           Goodwill generated by offsetting purchase price of Olmsted (6,000,000 common shares @$.50  +
            509,888 treasury shares @ $.50 = $3,254,944) against FMV of Olmsted`s net assets ($614,000)
            and consequent elimination of Olmsted`s equity.
3           Gross proceeds of $5,667,500 net of from offering net of commission and expenses of $456,818 with offsetting entries
            to Common Stock and Additional Paid-In-Capital.
4           Retirement into treasury stock of shares of Versus held by Olmsted.
5           Elimination entry to adjust for inter-company receivables and payables.





                            VERSUS TECHNOLOGY, INC. and OLMSTED ENGINEERING, CO.
                               Pro Forma Consolidated Statement of Operations
                                   For the Fiscal Year ending October 31, 1995
============================================================================================================
                                                            Debit             Credit            Pro Forma
                                Versus       Olmsted        Eliminating       Entries           Consolidated
____________________________________________________________________________________________________________
Revenues                       $989,000     $1,644,000     $720,000(1)                           $1,913,000

Cost of Sales                  (500,000)    (  394,000)                     $337,000(1)            (557,000)
____________________________________________________________________________________________________________

Gross Margin                    489,000      1,250,000      720,000          337,000              1,356,000

Operating expenses           (3,799,000)      (969,000)     186,000(2)                           (4,954,000)

Other income (expense)          813,000        (21,000)                                             792,000

Provision for income taxes                     (84,000)                                             (84,000)
____________________________________________________________________________________________________________
Net income (loss)           $(2,497,000)      $176,000     $906,000          $337,000           $(2,890,000)

============================================================================================================
Weighted average
   shares outstanding         5,450,430                                                          22,785,430

Net loss per common and
    common equivalent share:

     Primary                   ($.46)                                                            ($.12)
     Fully diluted             ($.46)                                                            ($.12)

(1)     Eliminating entry to adjust for inter-company revenues and expenses.
(2)     To give effect for goodwill amortization.


                            VERSUS TECHNOLOGY, INC. and OLMSTED ENGINEERING, CO.
                               Pro Forma Consolidated Statement of Operations
                                   For the 9 months ended July 31, 1996
============================================================================================================
                                July-96      June-96          Debit             Credit            Pro Forma
                                Versus       Olmsted        Eliminating       Entries           Consolidated
____________________________________________________________________________________________________________
Revenues                       $160,000     $1,165,000     $611,000 (1)                            $714,000

Cost of Sales                  (124,000)      (295,000)                       409,000 (1)          ( 10,000)
____________________________________________________________________________________________________________

Gross Margin                     36,000        870,000      611,000           409,000               704,000

Operating Expenses           (1,253,000)      (814,000)     140,000 (2)                          (2,207,000)

Other income (expense)            9,000        (10,000)                                              (1,000)

Provision for income taxes         -                                                                    -
____________________________________________________________________________________________________________

Net income (loss)           $(1,208,000)       $46,000     $751,000           $409,000          $(1,504,000)

============================================================================================================
Weighted average
   shares outstanding        18,710,003                                                          36,045,003

Net loss per common and
   common equivalent share

    Primary                     (0.06)                                                           (0.04)
    Fully diluted               (0.06)                                                           (0.04)

(1)   Eliminating entry to adjust for inter-company revenues and expenses.
(2)   To give effect for goodwill amortization.
</TABLE


SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                            VERSUS TECHNOLOGY, INC.
                            (Registrant)


                            By: GARY T. GAISSER

                            _________________
                            Gary T. Gaisser
                            President and Chief Executive Officer



                            By: DEBRA A. BOYER

                            __________________
                            Debra A. Boyer
                            Chief Financial Officer and
                            Principal Accounting Officer


October 8, 1996




		10

OLMSTED ENGINEERING, CO.

Notes to the Financial Statements

September 30, 1995



32
(Continued)





